EXHIBIT 99.1

PAB Bankshares, Inc. Announces Third Quarter 2009 Financial Results

VALDOSTA, Ga., Nov. 3, 2009 (GLOBE NEWSWIRE) -- PAB Bankshares, Inc. (Nasdaq:PABK), the parent company for The Park Avenue Bank, announced its consolidated financial results for the three months ended September 30, 2009. The Company reported a net loss of $20.0 million, or ($1.93) per diluted share, for the third quarter of 2009 after posting a $31.4 million provision for loan losses. "During the third quarter, we successfully completed a private placement of capital in order to further protect our balance sheet from loan losses and to continue to serve our customers' financial needs during these difficult economic times. We concluded that the most effective way to utilize our capital was to transfer it into our allowance for loan losses," stated Company President and CEO Jay Torbert. "Despite the elevated level of nonperforming assets, the Bank has ample liquidity, it remains well-capitalized, and it has a strong allowance for loans losses. In addition, we believe our core operating earnings will cover the increased cost to carry our nonperforming assets and the increased cost of deposit insurance without having a negative impact on our capital," added Torbert.

Earnings from core operations were $4.2 million for the third quarter of 2009, down slightly from $4.4 million in the same period in 2008. The Company defines earnings from core operations as pre-tax, pre-provision and other expenses as shown in the financial tables included with this press release. A reconciliation of earnings from core operations to net income (loss) is set forth in the financial tables included in this press release. The loss for the third quarter of 2009 reflects a $31.4 million provision for loan losses, a $1.4 million decrease in net interest income due to interest lost on nonperforming loans, a $755,000 loss on disposal of nonperforming assets, $686,000 in legal, collections, taxes, insurance and other carrying charges related to its nonperforming assets (a 165% increase compared to the same period in 2008), and $520,000 in deposit insurance premiums (an 1,802% increase compared to the same period in 2008).

At September 30, 2009, the Company reported total assets of $1.25 billion, which represents a $25.8 million, or 2.0%, decrease compared to the $1.28 billion in total assets reported at June 30, 2009. During the quarter, total loans outstanding decreased $27.7 million, or 3.0%, to $892.0 million, and total deposits decreased $6.7 million, or 0.7%, to $1.03 billion. The decrease in deposits was the result of a $14.8 million decrease in brokered deposits and a $6.8 million decrease in demand accounts, offset by a $6.6 million increase in retail time deposits placed in the CDARs program and an $8.3 million increase in other time deposits. The Bank continues to maintain its "Well Capitalized" status based on the regulatory definitions for capital adequacy. At September 30, 2009, the Bank's Total Risk-Based Capital Ratio was 10.0%, a decrease compared to 10.9% at June 30, 2009. "We intend to methodically liquidate our nonperforming assets over a period of time and shrink the Bank's balance sheet in order to reduce pressure on our capital," stated Torbert. Additional information regarding the Company's financial results is provided in the tables accompanying this press release.

Asset Quality

A summary of pertinent asset quality ratios for the Company as of September 30, 2009 is as follows:

 * Total nonperforming assets equaled $120.0 million, or 9.59% of total assets, a $12.1 million increase during the quarter.
   Nonperforming assets consisted of $64.8 million in nonaccrual loans and $55.2 million in foreclosed real estate and other repossessed assets.
 * The Bank's "Texas Ratio", which is a popular comparison of an institution's nonperforming assets to its tangible equity plus allowance for loan losses, was 94%.
 * For the third quarter of 2009, the Company charged off $11.3 million in loans and recovered $96,000 in loans previously charged-off for an annualized net charge-off ratio of 4.84% of average loans.
 * The allowance for loan losses represented approximately 4.48% of total loans and 61.72% of total nonperforming loans.
 * Loan loss provision expense was $31.4 million in the third quarter of 2009, compared to $2.0 million for the second quarter of 2009 and $7.3 million for the third quarter of 2008.
 * The nonperforming loans consisted of:

 ---------------------------------------------------------------------
               Net Carrying      Collateral         Average Carrying
  Category       Value *         Description          Value/ Unit
 ---------------------------------------------------------------------
 Construction                   12 parcels of           $9,200 per
     and      $12.8 million   undeveloped land      residential acre
 Development                 totaling 558 acres        $56,200 per
                                                    commercial acre
 ---------------------------------------------------------------------
 Construction
     and       $4.5 million   161 residential     $27,800 per lot
  Development                     lots
 ---------------------------------------------------------------------
 1-4 Family
 Residential   $5.5 million     74 houses          $75,000 per house
 ---------------------------------------------------------------------
 Commercial   $19.4 million     22 commercial    $880,600 per property
 Real Estate                     properties
 ---------------------------------------------------------------------
 Agriculture   $1.9 million  3 parcels of farm      $5,000 per acre
                                land totaling
                                  373 acres
 ---------------------------------------------------------------------
 Commercial    $3.6 million    Non-real estate     $297,000 per loan
     and                         collateral
  Industrial
 ---------------------------------------------------------------------
 Multi-Family  $8.0 million      9 condominium     $891,900 per unit
 Residential                       units
 ---------------------------------------------------------------------
 Consumer        $21,000      Non-real estate       $3,000 per loan
                                 collateral
 ---------------------------------------------------------------------
    Total     $55.7 million
 ---------------------------------------------------------------------

   * The term "net carrying value" represents the book value of the loan less any allocated allowance for loan losses.

 * Foreclosed properties included:

 ---------------------------------------------------------------------
  Category     Book Value       Description       Average Value/ Unit
 ---------------------------------------------------------------------
 Construction                   15 parcels of          $9,500 per
     and      $11.2 million   undeveloped land      residential acre
  Development                  totaling 1,039         $53,200 per
                                   acres            commercial acre
 ---------------------------------------------------------------------
 Construction                628 residential
     and      $14.3 million       lots               $22,700 per lot
  Development
 ---------------------------------------------------------------------
 1-4 Family
 Residential  $11.3 million      65 houses         $174,600 per house
 ---------------------------------------------------------------------
 Commercial                     26 commercial
 Real Estate  $18.4 million      properties      $706,300 per property
 ---------------------------------------------------------------------
    Total     $55.2 million
 ---------------------------------------------------------------------

 * Approximately 49% of nonperforming loans were construction and development loans, and these loans represented approximately 12%
   of the Company's total portfolio of construction and development loans.
 * The Company reported total loans past due 30-89 days of $28.9 million, or 3.24% of total loans, a $5.0 million increase during the quarter.  These loans are not included in nonperforming assets at quarter end.  Approximately 67% of the loans past due
   30-89 days were construction and development loans.

Non-GAAP Financial Measures

This press release, including the attached selected unaudited financial tables, which are a part of this release, contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles ("GAAP"). Management uses the non-GAAP measure of earnings from core operations in its analysis of the Company's performance. This measure, as used by the Company, adjusts net income determined in accordance with GAAP to exclude the effects of taxes, the provision for loan losses and other expenses as detailed in the attached financial tables. Because certain of these items and their impact on the Company's performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of the Company's core business and assessing trends in the Company's core operations reflected in the current quarter and year-to-date results. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please refer to the "Reconciliation of Non-GAAP Measure" in the attached tables for a more detailed analysis of this non-GAAP measure and the most directly comparable GAAP measure.

Conference Call

Management will host a conference call and webcast to discuss the Company's quarterly financial results at 10:00 AM Eastern on Thursday, November 5, 2009. The conference call will be broadcast via the Internet using Windows Media Player. The webcast URL is http://www.talkpoint.com/viewer/starthere.asp?Pres=128207. A link to the webcast is posted on the "Investor Relations" section of the Company's website at www.pabbankshares.com. Interested shareholders, industry analysts and members of the news media and the investment community wanting to participate in the live question and answer session following management's presentation may access the conference call by dialing (toll free) 800-860-2442 or (international) +1 412-858-4600.

Shortly following the call and at any time for at least 30 days thereafter, interested parties may access an archived version of the webcast on the "Investor Relations" section of the Company's website or by dialing (toll free) 877-344-7529 or (International) +1 412-317-0088. The following replay passcodes will be required for playback access: 434351.

About PAB

The Company is a $1.25 billion bank holding company headquartered in Valdosta, Georgia, and its sole operating subsidiary is The Park Avenue Bank. Founded in 1956, the Bank operates through 18 branch offices and two loan production offices in 13 counties in Georgia and Florida. Additional information on the Bank's locations and the products and services offered by the Bank is available on the Internet at www.parkavebank.com. The Company's common stock is listed on the NASDAQ Global Select Market under the symbol PABK. More information on the Company is available on the Internet at www.pabbankshares.com.

Cautionary Note to Investors Regarding Forward-Looking Statements

Certain matters set forth in this news release are "forward-looking statements" within the meaning of the federal securities laws, including, without limitation, statements regarding our plans regarding our nonperforming assets, our outlook on asset quality, the impact of our nonperforming assets on our capital position, the interest rate environment and economic conditions in general, and are based upon management's beliefs as well as assumptions made based on data currently available to management. When words like "believe", "anticipate", "intend", "plan", "expect", "estimate", "could", "should", "will" and similar expressions are used, you should consider them as identifying forward-looking statements. These forward-looking statements are not guarantees of future performance, and a variety of factors could cause the Company's actual results to differ materially from the anticipated or expected results expressed in these forward-looking statements. The following list, which is not intended to be an all-encompassing list of risks and uncertainties affecting the Company, summarizes several factors that could cause the Company's actual results to differ materially from those anticipated or expected in these forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly; (2) changes in the interest rate environment may reduce margins or the volumes or values of loans made by The Park Avenue Bank; (3) general economic conditions (both generally and in our markets) may continue to be less favorable than expected, resulting in, among other things, a further deterioration in credit quality and/or a reduction in demand for credit; (4) continued weakness in the real estate market has adversely affected us and may continue to adversely affect us; (5) legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect the businesses in which we are engaged; (6) competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than we can; (7) our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; (8) adverse changes may continue to occur in the bond and equity markets; (9) our ability to raise capital to protect against further deterioration in our loan portfolio may be limited due to unfavorable conditions in the equity markets; (10) war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; (11) restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; (12) economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and (13) the risk factors discussed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2008. The Company undertakes no obligation to revise these statements following the date of this press release.

 PAB BANKSHARES, INC.
 SELECTED QUARTERLY FINANCIAL DATA
                                     Period Ended
               --------------------------------------------------------
                 09/30/09   06/30/09   03/31/09   12/31/08   09/30/08
 ----------------------------------------------------------------------
 (Dollars in
  thousands
  except per
  share and
  other data)
 Summary of
  Operations:
 Interest income   $14,816    $16,090    $16,151    $16,814    $17,680
 Interest
  expense            7,562      8,104      8,959      9,476      8,460
 ----------------------------------------------------------------------
  Net interest
   income            7,254      7,986      7,192      7,338      9,220
 ----------------------------------------------------------------------
 Provision for
  loan losses       31,438      2,000      1,750      8,500      7,300
 Other income          889      2,487      2,106        107      1,081
 Other expense       7,284      8,102      8,126      8,053      7,510
 ----------------------------------------------------------------------
  Income before
   income tax
   expense         (30,579)       371       (578)    (9,108)    (4,509)
 Income tax
  expense          (10,623)        29       (283)    (3,297)    (1,649)
 ----------------------------------------------------------------------
  Net income      $(19,956)      $342      $(295)   $(5,811)   $(2,860)
 ======================================================================
 Net interest
  income on a
  tax-equivalent
  basis             $7,324     $8,069     $7,316     $7,470     $9,397
 Per Share
  Ratios:
 Net income -
  basic**           $(1.93)     $0.04     $(0.03)    $(0.62)    $(0.31)
 Net income -
  diluted**          (1.93)      0.04      (0.03)     (0.60)     (0.32)
 Dividends
  declared for
  period                --         --         --         --         --
 Dividend payout
  ratio               0.00%      0.00%      0.00%      0.00%      0.00%
 Book value at
  end of
  period**           $6.03      $9.48      $9.73      $9.82      $9.97
 Common Share
  Data:
 Outstanding at
  period end**  13,795,040  9,324,407  9,324,407  9,324,407  9,324,407
 Weighted
  average
  outstanding** 10,344,878  9,324,407  9,324,407  9,324,407  9,324,407
 Diluted
  weighted
  average
  outstanding** 10,344,878  9,324,407  9,324,407  9,324,407  9,325,783
 Selected
  Average
  Balances:
 Total assets   $1,283,374 $1,310,819 $1,358,168 $1,311,529 $1,238,010
 Earning assets  1,183,823  1,221,385  1,266,311  1,236,651  1,166,498
 Loans             914,699    930,131    947,030    974,151    973,017
 Deposits        1,042,085  1,069,685  1,122,115  1,083,862  1,010,201
 Stockholders'
  equity            91,670     90,552     91,631     93,086     96,160
 Selected Period
  End Balances:
 Total
  assets        $1,251,219 $1,277,016 $1,347,068 $1,350,103 $1,257,869
 Earning assets  1,152,966  1,186,897  1,256,085  1,259,495  1,186,292
 Loans             891,981    919,698    940,279    956,687    982,571
 Allowance for
  loan losses       40,000     19,719     20,403     19,374     20,240
 Goodwill            5,985      5,985      5,985      5,985      5,985
 Deposits        1,029,638  1,036,382  1,105,298  1,123,703  1,029,844
 Stockholders'
  equity            83,239     88,413     90,694     91,601     92,981
 Tier 1
  regulatory
  capital           79,409     92,159     91,751     91,962     97,715
 Performance
  Ratios:
 Return on
  average assets    -6.17%       0.10%     -0.09%     -1.76%     -0.92%
 Return on
  average
  stockholders'
  equity            -86.37%      1.51%     -1.30%    -24.84%    -11.83%
 Net interest
  margin              2.45%      2.65%      2.34%      2.40%      3.20%
 Efficiency
  ratio
  (excluding the
  following
  items):            82.08%     79.48%     85.24%     73.47%     68.84%
   Securities
    gains
    (losses)
    included in
    other income       $93       $756        $17        $23         $2
   Other gains
    (losses)
    included in
    other income      (755)      (394)      (127)      (820)      (434)
 Selected Asset
  Quality
  Factors:
 Nonaccrual
  loans            $64,808    $70,232    $62,653    $54,903    $43,471
 Loans 90 days
  or more past
  due and still
  accruing               4        190         19        206          4
 Other impaired
  loans
  (troubled-debt
  restructur-
  ings)                 --         84        311        311      9,808
 Other real
  estate and
  repossessions     55,195     37,417     31,489     25,269     11,972
 Asset Quality
  Ratios:
 Net charge-offs
  to average
  loans
  (annualized
  YTD)                2.09%      0.73%      0.31%      1.21%      0.31%
 Nonperforming
  loans to total
  loans               7.27%      7.67%      6.70%      5.79%      5.42%
 Nonperforming
  assets to
  total assets        9.59%      8.45%      7.01%      5.98%      5.19%
 Allowance for
  loan losses to
  total loans         4.48%      2.14%      2.17%      2.03%      2.06%
 Allowance for
  loan losses to
  nonperforming
  loans              61.72%     27.97%     32.39%     34.96%     37.99%
 Other Selected
  Ratios and
  Nonfinancial
  Data:
 Average loans
  to average
  earning assets     77.27%     76.15%     74.79%     78.77%     83.41%
 Average loans
  to average
  deposits           87.78%     86.95%     84.40%     89.88%     96.32%
 Average
  stockholders'
  equity to
  average assets      7.14%      6.91%      6.75%      7.10%      7.77%
 Full-time
  equivalent
  employees            266        269        287        299        314
 Bank branch
  offices               18         18         18         18         20
 Bank loan
  production
  offices                2          2          2          2          3
 Bank ATMs              26         26         26         26         26

 ** Adjusted for 2% Stock Dividend Paid on July 15, 2008

 PAB BANKSHARES, INC.
 SELECTED YEAR-TO-DATE FINANCIAL DATA
                                     Period Ended
                -------------------------------------------------------
                 09/30/09   06/30/09   03/31/09   12/31/08   09/30/08
 ----------------------------------------------------------------------
 (Dollars in
  thousands
  except per
  share and
  other data)
 Summary of
  Operations:
 Interest income   $47,057    $32,241    $16,151    $70,984    $54,170
 Interest
  expense           24,625     17,062      8,959     36,218     26,742
 ----------------------------------------------------------------------
  Net interest
   income           22,432     15,179      7,192     34,766     27,428
 ----------------------------------------------------------------------
 Provision for
  loan losses       35,188      3,750      1,750     18,050      9,550
 Other income        5,481      4,592      2,106      4,403      4,296
 Other expense      23,512     16,227      8,126     30,584     22,531
 ----------------------------------------------------------------------
  Income before
   income tax
   expense         (30,787)      (206)      (578)    (9,465)      (357)
 Income tax
  expense          (10,876)      (254)      (283)    (3,554)      (257)
 ----------------------------------------------------------------------
  Net income      $(19,911)       $48      $(295)   $(5,911)     $(100)
 ======================================================================
 Net interest
  income on a
  tax-equivalent
  basis            $22,709    $15,385     $7,316    $35,432    $27,962
 Per Share
  Ratios:
 Net income -
  basic**           $(2.06)     $0.01     $(0.03)    $(0.63)    $(0.01)
 Net income -
  diluted**          (2.06)      0.01      (0.03)     (0.63)     (0.01)
 Dividends
  declared for
  the period            --         --         --      0.240      0.240
 Dividend payout
  ratio               0.00%      0.00%      0.00%   -37.16%  -2213.13%
 Common Share
  Data:
 Weighted
  average
  outstanding**  9,668,302  9,324,407  9,324,407  9,335,376  9,339,059
 Diluted
  weighted
  average
  outstanding**  9,668,302  9,324,407  9,324,407  9,352,375  9,372,897
 Selected
  Average
  Balances:
 Total assets   $1,317,180 $1,334,363 $1,358,168 $1,238,875 $1,214,480
 Earning assets  1,223,538  1,243,724  1,266,311  1,165,625  1,141,777
 Loans             930,502    938,534    947,030    955,253    948,908
 Deposits        1,077,668  1,095,755  1,122,115  1,011,596    987,331
 Stockholders'
  equity            91,285     91,089     91,631     96,877     98,151
 Performance
  Ratios:
 Return on
  average assets    -2.02%       0.01%    -0.09%     -0.48%     -0.01%
 Return on
  average
  stockholders'
  equity            -29.16%       0.10%    -1.30%     -6.10%     -0.14%
 Net interest
  margin              2.48%      2.49%      2.34%      3.04%      3.27%
 Efficiency
  ratio
  (excluding the
  following
  items):            82.21%     82.26%     85.24%     70.01%     69.12%
   Securities
    gains
    (losses)
    included in
    other income      $865       $773        $17       $225       $202
   Other gains
    (losses)
    included in
    other income    (1,276)      (522)      (127)    (1,362)      (542)
 Other Selected
  Ratios:
 Average loans
  to average
  earning assets     76.05%     75.46%     74.79%     81.95%     83.11%
 Average loans
  to average
  deposits           86.34%     85.65%     84.40%     94.43%     96.11%
 Average
  stockholders'
  equity to
  average assets      6.93%      6.83%      6.75%      7.82%      8.08%

 ** Adjusted for 2% Stock Dividend Paid on July 15, 2008

 PAB BANKSHARES, INC.
 LOAN AND DEPOSIT
 PORTFOLIO BY MARKET
 As of September 30, 2009

                      South     North
                     Georgia   Georgia   Florida
                      Market    Market   Market   Treasury    Total
                    ---------------------------------------------------
                                 (Dollars in Thousands)
 Loans
 Commercial and
  financial          $29,163   $43,064    $4,799   $11,837     $88,863
 Agricultural
  (including loans
  secured by
  farmland)           35,010     2,986     6,474        --      44,470
 Real estate -
  construction        77,130   148,204    39,929     4,541     269,804
 Real estate -
  commercial          96,110   158,759    20,640     7,895     283,404
 Real estate -
  residential        122,864    45,465     9,278     3,441     181,048
 Installment loans
  to individuals
  and others          11,946     5,600       129     6,886      24,561
                    ---------------------------------------------------
                     372,223   404,078    81,249    34,600     892,150
 Deferred loan fees
  and unearned
  interest, net          194      (168)     (131)      (64)       (169)
                    ---------------------------------------------------
 Total loans         372,417   403,910    81,118    34,536     891,981
 Allowance for loan
  losses              (5,338)  (21,937)   (3,632)   (9,093)    (40,000)
                    ---------------------------------------------------
 Net loans          $367,079  $381,973   $77,486   $25,443    $851,981
                    ===================================================
 Percentage of total    43.1%     44.8%      9.1%      3.0%      100.0%
                    ===================================================

 Deposits
 Noninterest-bearing
  demand             $78,616   $17,184    $6,510    $4,263    $106,573
 Interest-bearing
  demand and savings 184,105    30,175    26,056       737     241,073
 Time less than
  $100,000           174,463    46,932    95,826     1,795     319,016
 Time greater than
  or equal to
  $100,000           111,184    27,844    45,201    17,711     201,940
 Retail placed in
  CDARs program       39,571     2,085        --       143      41,799
 Brokered                 --        --        --   119,237     119,237
                    ---------------------------------------------------
 Total deposits     $587,939  $124,220  $173,593  $143,886  $1,029,638
                    ===================================================
 Percentage of total    57.1%     12.1%     16.8%     14.0%      100.0%
                    ===================================================

 PAB BANKSHARES, INC.
 LOAN PORTFOLIO
 SUMMARY

 The amount of loans outstanding at the indicated dates is presented in the following table according to type of loan:

                                      Period Ended
                      ------------------------------------------------
                      09/30/09  06/30/09  03/31/09  12/31/08  09/30/08
                      ------------------------------------------------
                                    (Dollars In Thousands)
 Commercial and
  financial            $88,863   $84,599   $82,534   $87,530   $91,401
 Agricultural
  (including loans
  secured by farmland)  44,470    45,774    44,671    48,647    49,227
 Real estate -
  construction         269,804   290,949   314,863   315,786   332,901
 Real estate -
  commercial           283,404   285,731   274,338   276,645   281,781
 Real estate -
  residential          181,048   183,074   191,388   196,306   195,439
 Installment loans to
  individuals and
  other loans           24,561    29,790    32,740    32,084    32,075
                      --------  --------  --------  --------  --------
                       892,150   919,917   940,534   956,998   982,824
 Deferred loan fees
  and unearned
  interest, net           (169)     (219)     (255)     (310)     (253)
                      --------  --------  --------  --------  --------
 Total loans           891,981   919,698   940,279   956,688   982,571
 Allowance for loan
  losses               (40,000)  (19,719)  (20,403)  (19,374)  (20,240)
                      --------  --------  --------  --------  --------
 Net loans            $851,981  $899,979  $919,876  $937,314  $962,331
                      ========  ========  ========  ========  ========

 The percentage of loans outstanding at the indicated dates is presented in the following table according to type of loan:

                                        Period Ended
                      ------------------------------------------------
                      09/30/09  06/30/09  03/31/09  12/31/08  09/30/08
                      ------------------------------------------------
 Commercial and
  financial              9.96%     9.20%     8.78%     9.15%     9.30%
 Agricultural
  (including loans
  secured by farmland)   4.99%     4.98%     4.75%     5.08%     5.01%
 Real estate -
  construction          30.25%    31.63%    33.49%    33.01%    33.88%
 Real estate -
  commercial            31.77%    31.07%    29.18%    28.92%    28.68%
 Real estate -
  residential           20.30%    19.90%    20.35%    20.52%    19.89%
 Installment loans to
  individuals and
  other loans            2.75%     3.24%     3.48%     3.35%     3.27%
                      --------  --------  --------  --------  --------
                       100.02%   100.02%   100.03%   100.03%   100.03%
 Deferred loan fees
  and unearned
  interest, net         -0.02%    -0.02%    -0.03%    -0.03%    -0.03%
                      --------  --------  --------  --------  --------
 Total loans           100.00%   100.00%   100.00%   100.00%   100.00%
 Allowance for loan
  losses                -4.48%    -2.14%    -2.17%    -2.03%    -2.06%
                      --------  --------  --------  --------  --------
 Net loans              95.52%    97.86%    97.83%    97.97%    97.94%
                      ========  ========  ========  ========  ========

 PAB BANKSHARES, INC.
 DEPOSIT PORTFOLIO
 SUMMARY

 The amounts on deposit at the indicated dates are presented in the following table according to type of deposit account:

                                     Period Ended
                ------------------------------------------------------
                 09/30/09   06/30/09   03/31/09   12/31/08   09/30/08
                ------------------------------------------------------
                                (Dollars In Thousands)
 Noninterest-
  bearing
  demand          $106,573   $108,973   $111,472    $91,114   $101,417
 Interest-
  bearing
  demand and
  savings          241,073    245,459    250,325    252,122    262,723
 Time less than
  $100,000         319,016    320,834    330,854    328,329    323,377
 Time greater
  than or equal
  to $100,000      201,940    191,852    198,768    198,845    182,491
 Retail placed
  in CDARs
  program           41,799     35,190     53,712     46,690     18,343
 Brokered          119,237    134,074    160,167    206,603    141,493
                ---------- ---------- ---------- ---------- ----------
 Total deposits $1,029,638 $1,036,382 $1,105,298 $1,123,703 $1,029,844
                ========== ========== ========== ========== ==========

 The percentage of total deposits at the indicated dates is presented in the following table according to type of deposit account:

                                     Period Ended
                      ------------------------------------------------
                      09/30/09  06/30/09  03/31/09  12/31/08  09/30/08
                      ------------------------------------------------
 Noninterest-bearing
  demand                10.35%    10.51%    10.09%     8.11%     9.85%
 Interest-bearing
  demand and savings    23.42%    23.68%    22.65%    22.44%    25.51%
 Time less than
  $100,000              30.98%    30.96%    29.93%    29.22%    31.40%
 Time greater than or
  equal to $100,000     19.61%    18.51%    17.98%    17.69%    17.72%
 Retail placed in
  CDARs program          4.06%     3.40%     4.86%     4.15%     1.78%
 Brokered               11.58%    12.94%    14.49%    18.39%    13.74%
                      --------  --------  --------  --------  --------
 Total deposits        100.00%   100.00%   100.00%   100.00%   100.00%
                      ========  ========  ========  ========  ========

 PAB BANKSHARES, INC.
 YIELD ANALYSIS

 The following tables detail the average balances of interest-earning assets and interest-bearing liabilities, the amount of interest earned and paid, and the average yields and rates for the three months and nine months ended September 30, 2009 and 2008. Federally tax-exempt income is presented on a taxable-equivalent basis assuming a 34% Federal tax rate in 2009 and a 35% Federal tax rate in 2008.
 Loan average balances include loans on nonaccrual status.

 For the Three Months
 Ended September 30,           2009                     2008
 ----------------------------------------------------------------------
                              Interest Average         Interest Average
                     Average   Income/ Yield/  Average  Income/  Yield/
                     Balance   Expense  Rate   Balance  Expense   Rate
 ----------------------------------------------------------------------
                                 (Dollars In Thousands)

 Interest-earning
  assets:
  Loans              $914,699  $13,120  5.69%   $973,017 $15,391  6.29%
  Investment
   securities:
  Taxable             130,555    1,487  4.52%    145,731   1,891  5.16%
  Nontaxable           12,539      199  6.30%     33,055     506  6.09%
  Other short-term
   investments        126,030       80  0.25%     14,696      69  1.88%
                    ------------------        ------------------
   Total interest-
    earning assets  $1,183,823 $14,886  4.99% $1,166,499 $17,857  6.09%
                    ------------------        ------------------

 Interest-bearing
  liabilities:
  Demand deposits     $206,329    $294  0.57%   $267,595  $1,149  1.71%
  Savings deposits      36,576      23  0.25%     36,175      46  0.50%
  Time deposits        683,548   5,882  3.41%    604,761   6,068  3.99%
  FHLB advances        101,303   1,052  4.12%    100,042     986  3.92%
  Notes payable         30,310     262  3.43%     10,310     117  4.50%
  Other short-term
   borrowings           12,461      49  1.56%     15,540      94  2.40%
                    ------------------        ------------------
   Total interest-
    bearing
    liabilities     $1,070,527  $7,562  2.80% $1,034,423  $8,460  3.25%
                    ------------------        ------------------

 Interest rate
  spread                                2.19%                     2.84%
                                      =======                   =======

 Net interest income            $7,324                    $9,397
                               =======                   =======

 Net interest margin                    2.45%                     3.20%
                                      =======                   =======

 For the Nine Months
 Ended September 30,           2009                     2008
 ----------------------------------------------------------------------
                              Interest Average         Interest Average
                     Average   Income/ Yield/  Average  Income/  Yield/
                     Balance   Expense  Rate   Balance  Expense   Rate
 ----------------------------------------------------------------------
                                 (Dollars In Thousands)
 Interest-earning
  assets:
  Loans               $930,502 $41,098  5.91%   $948,908 $47,188  6.64%
  Investment
   securities:
  Taxable              145,540   5,213  4.79%    146,957   5,785  5.26%
  Nontaxable            17,008     790  6.21%     33,359   1,526  6.11%
  Other short-term
   investments         130,488     233  0.24%     12,554     205  2.19%
                    ------------------        ------------------
   Total interest-
    earning assets  $1,223,538 $47,334  5.17% $1,141,778 $54,704  6.40%
                    ------------------        ------------------

 Interest-bearing
  liabilities:
  Demand deposits     $211,970    $879  0.55%   $288,706  $4,414  2.04%
  Savings deposits      35,756      67  0.25%     35,896     174  0.65%
  Time deposits        719,647  19,640  3.65%    565,130  18,553  4.39%
  FHLB advances        105,153   3,204  4.07%     96,681   2,845  3.93%
  Notes payable         27,306     715  3.50%     10,310     398  5.15%
  Other short-term
   borrowings           10,107     120  1.59%     16,052     358  2.98%
                    ------------------        ------------------
   Total interest-
    bearing
    liabilities     $1,109,939 $24,625  2.97% $1,012,775 $26,742  3.53%
                    ------------------        ------------------

 Interest rate spread                   2.20%                     2.87%
                                      =======                   =======

 Net interest income           $22,709                   $27,962
                               =======                   =======

 Net interest margin                    2.48%                     3.27%
                                      =======                   =======

 PAB BANKSHARES, INC.
 RECONCILIATION OF NON-GAAP MEASURE

 The reconciliation of net income to earnings from core operations, as defined as net income adjusted to exclude provision for loan loss expense, charges and losses related to nonperforming assets and income tax benefit follows:

                                Three months ended   Nine months ended
                                ------------------  ------------------
                                09/30/09  09/30/08  09/30/09  09/30/08
                                ------------------  ------------------
                                   (Dollars In         (Dollars In
                                    Thousands)          Thousands)
 Net income                     $(19,956)  $(2,860) $(19,910)     $(99)
 Provision for loan losses        31,438     7,300    35,188     9,550
 Loss on sale and writedown of
  other assets                       755       434     1,276       542
 Carrying charges related to
  nonperforming assets               686       259     2,218       581
 Lost interest on nonaccrual
  loans                            1,368       874     3,397     2,487
 Deposit insurance premiums          520        72     1,639       128
 Income tax benefit              (10,623)   (1,649)  (10,876)     (257)
                                --------  --------  --------  --------
 Earnings from core operations    $4,188    $4,430   $12,932   $12,932
                                ========  ========  ========  ========

CONTACT:  PAB Bankshares, Inc.
          Nicole S. Stokes, Executive Vice-President & Chief
           Financial Officer
          (229) 241-2775, ext. 1718
          nicoles@parkavebank.com